Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the use of our Report of Independent Registered Public Accounting Firm, dated May 31, 2023 in Medies Inc. Annual Report (Form 10-K) for the year ended February 28, 2023, filed with the Securities and Exchange Commission.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Bush & Associates CPA LLC

Henderson, Nevada

May 31, 2023

179 N. Gibson Road, Henderson, Nevada 89014 • 702.703.5979 • www.bushandassociatescpas.com